Independent Auditors' Consent


The Board of Trustees
Memorial Funds:


We consent to the use of our report dated January 14, 2004, incorporated herein by reference, with respect to the financial statements of the Memorial Funds, comprising the Government Bond Fund, Growth Equity Fund and Value Equity Fund (the "Funds"), as of December 31, 2003, and to the references to our firm under the headings "Financial Highlights" in the Funds' Prospectuses and "Independent Auditors" in the Statement of Additional Information.


McCurdy & Associates CPA's, Inc.
Westlake, Ohio
February 25, 2004